Exhibit 11.1

Area:	OMBUDSMAN
Scope:	SUZANO S/A	Code:	MAN.
Type of Document:	GUIDE	Review:	1.0
Title:	CODE OF CONDUCT	Date:	07/22/2019

Summary

1 – PRESENTATION	2
2 – GLOSSARY	2
3 – ETHICAL PRINCIPLES	4
4 – CODE OF CONDUCT MANAGEMENT	12
5 – EXTERNAL OMBUDSMAN	14
6 – UNDERTAKING	15

Area:	OMBUDSMAN
Scope:	SUZANO S/A	Code:	MAN.
Type of Document:	GUIDE	Review:	1.0
Title:	CODE OF CONDUCT	Date:	07/22/2019

1 – PRESENTATION

Suzano S.A. is one of the largest business organizations in the Country and its basic principle is to establish quality relationships with all its stakeholders. The responsibility for managing our business involves a broad universe of people and all our relationships must be guided by the highest ethical values.

The purpose of the Code of Conduct is to commit our directors, officers, administrators, managers, shareholders, employees, outsourced employees, suppliers, customers, persons or entities, and interested parties of Suzano S.A. and its subsidiaries and affiliates to the ethical principles that guide our business conduct and disseminate them to our network, and we are committed to transparency, fairness, accountability and corporate responsibility, as well as to guaranteeing human rights within our operations.

To facilitate understanding of some terms that appear in this Code of Conduct, the following Glossary has been prepared:

2 – GLOSSARY

2.1. Conflict of interests

Any situation in which anyone, as well as your relatives or personal friends, may benefit from the relationship of employee with Suzano S.A. to gain personal advantage or for the benefit of third parties, i.e. decisions in which your particular interests prevail over interests of the Corporation, resulting in personal gain of any kind, direct or indirect, to you, your family members or friends, whether such a decision will cause damages or losses.

2.2. Moral harassment

Exposing employees to abusive conduct by one or more people against an individual, often repeatedly and prolonged to coerce, humiliate, disrespect, disparage or embarrass the individual during the workday and in the exercise of duties.

2.3. Sexual harassment

Characterized when someone in a privileged position uses this condition to coerce or offer benefits to an employee to gain sexual advantage or favor, in oral, non-oral or physical form, causing disturbance, embarrassment and affecting the dignity of such employee.

2.4. Behavioral deviation

Characterized by persistent patterns of socially inappropriate, aggressive or defiant conduct, in violation of social norms or individual rights, which may characterize discomfort or affect image or human rights through gestures, attitudes and comments of discrimination.

Area:	OMBUDSMAN
Scope:	SUZANO S/A	Code:	MAN.
Type of Document:	GUIDE	Review:	1.0
Title:	CODE OF CONDUCT	Date:	07/22/2019

2.5. Fraud

Deliberate and dishonest unlawful action to deceive someone for the purpose of securing self or others' benefit for personal, financial and other advantage.

2.6. Sustainable development

It means to satisfy the needs of the current generation, without compromising the ability of future generations, enabling now and in the future to reach a level of satisfaction of social and economic development, reasonably for the use of resources to ensure the preservation of species and the natural habitats.

2.7. Corporative Governance

It is the set of practices based on transparency, equality and accountability for acts or matters relating to the management of an organization, with the aim of optimizing results while protecting all stakeholders.

2.8. Suzano S.A.

A publicly-held corporation with stocks and other securities listed on the Brazilian and US stock exchanges.

2.9. Securities market

It is a regulated system of securities trading, such as stocks, ADRs, debentures, CRAs and bonds formed, among others, by the Stock Exchanges, regulatory bodies such as CVM and SEC, brokerage firms and other authorized financial institutions. Its function is to direct funds for financing to industry, trading and other business activities, rewarding the investor and contributing to the economic growth of the Country.

2.10. New Market

Special listing segment in B3 restricted to the trading of stocks of corporations that voluntarily adopt corporate governance practices in addition to those required by Brazilian law. Listing in this special segment implies the adoption of a set of rules to be followed by corporations that expand stockholders' rights, as well as the disclosure of policies and the existence of supervisory and control structures. New Market leads corporations to the highest standard of corporate governance, aiming to ensure greater transparency, equity and accountability to its stockholders. For example, corporations listed in this segment may only issue voting stocks, so-called common stocks (ON).

2.11. Relatives

Members are considered family members up to the third degree, either by consanguinity or affinity. The employee's spouse or partner, as well as family members such as parents, stepfather, stepmother, grandparents, great-grandparents, children, stepchildren, grandchildren, great-grandchildren, brothers, uncles, nephews, son-in-law, daughter-in-law, father-in-law, cousins, great-uncles, grandnephews, brothers-in-law and brothers-in-law’s husband of the employee and their spouse or partner.

Area:	OMBUDSMAN
Scope:	SUZANO S/A	Code:	MAN.
Type of Document:	GUIDE	Review:	1.0
Title:	CODE OF CONDUCT	Date:	07/22/2019

2.12. Stakeholders

Any person or organization that has a direct or indirect interest or relationship with Suzano S.A. or that may be influenced by its performance. Owners, stockholders, employees, service providers, customers, suppliers, partners, communities, NGOs, associations, creditors, government and society.

3 – ETHICAL PRINCIPLES

3.1. Corporative Governance

The corporation is managed in a professional manner, in accordance with Suzano S.A.'s organizational principles and good Corporate Governance (1), with the aim of increasing its value, facilitating its access to capital and contributing to its perpetuity.

•	We act in accordance with the laws, internal rules of procedure and also those established by national and international securities market regulatory bodies. Ignorance of a legal or regulatory obligation cannot be used as a defense against possible consequences of misconduct, so it is the responsibility of all people covered by this document to know and ensure compliance with laws in force and rules applicable to the professional activities who perform, presenting behaviors aligned with the highest levels of integrity. In case of doubt, the direct or indirect employee, managing supplier, representative or service provider must always consult Suzano S.A.'s policies, rules and procedures before acting to align understandings with the responsible managers in the Corporation or consult the departments or appropriate sectors at Suzano S.A. to ensure proper performance.

•	We maintain the confidentiality of all information not yet disclosed to the market and the general public, such as strategic matters, privileged or confidential data not known to the market and the disclosure of which might affect the Corporation's business. Examples of this information include: financial results, acquisitions or sales of equity interests, industrial secrecy, and investment, prices, trading actions, market strategies and related matters. For more information see the Material Event or Fact Disclosure Policy, and Information Security Policy.

•	Suzano S.A. is a publicly-held corporation, with stocks and other securities listed on B3 and the NYSE, subject, therefore, to the regulations of the Brazilian Securities Commission (CVM) and the Securities & Exchange Commission (SEC) in the United States. Therefore, it must follow and ensure that its controllers, directors, officers, employees and business partners comply with specific securities market standards. Given these obligations and following our commitment to the best Corporate Governance practices, we have several policies to be followed, including, without limitation, the Securities Trading Policy.

•	Confidential information in response to legitimate requests from government authorities or external companies providing or rendering services to the Corporation may be provided only after considering whether it will be treated in confidentiality and after taking appropriate measures to protect its confidentiality. When sending information to governmental authorities, the Corporation's Legal Department must always be consulted.

Area:	OMBUDSMAN
Scope:	SUZANO S/A	Code:	MAN.
Type of Document:	GUIDE	Review:	1.0
Title:	CODE OF CONDUCT	Date:	07/22/2019

•	We do not use such information for our own or third party's benefit. If we are required to disclose it by force of law or court order, we will inform our immediate superior in advance and restrict it to the minimum necessary to comply with such order.

•	We do not accept, in any situation or circumstance, the promise, offer, authorization, encouragement and/or consent of any asset of value or advantage, financial or otherwise, to a Public Employee or any other person for the purpose of influencing decisions affecting Corporation's business and/or implying personal gains, or for the purpose of obtaining proprietary and/or confidential information about business opportunities, market activities, including information about competitors or bids, or that is designed as a means of gratitude to decision taken for the improper benefit of Suzano. See Anti-Corruption Policy.

•	We value healthy relationships with government and compliance with legislation and regulatory agencies. We respect the guidelines of national and international anti-corruption laws and act in conformity with good corporate practices. For more information, see the current Policy.

(1)	In 2017, Suzano S.A. joined B3 S.A.'s New Market listing segment - Brazil, Stock Exchange, Counter OTC ("New Market").

3.2. Integrity

We carry out our activities correctly and honestly, preserving and strengthening our moral and ethical principles.

•	We perform our functions to the best of our ability, making efforts to achieve the goals set by Suzano S.A.

•	We only accept gifts and donations that are part of the communication strategy of our customers, partners or suppliers and that are widely distributed to people with whom the corporation or institution has business relationships. We act with common sense in receiving gifts whose values are inappropriate for a professional relationship, and obey the limits set by the corporation.

•	We offer gifts and donations to Suzano S.A customers, partners and suppliers always in accordance with our relationship strategy and within the limits established by the corporation.

Area:	OMBUDSMAN
Scope:	SUZANO S/A	Code:	MAN.
Type of Document:	GUIDE	Review:	1.0
Title:	CODE OF CONDUCT	Date:	07/22/2019

•	Giveaways, gifts, and institutional invitations may be practices of kindness and courtesy accepted within a business relationship, but require care. For offering or receiving anywhere in the world, a rigorous analysis of each situation is essential, considering issues such as the nature of courtesy, values involved, context, applicable local laws and frequency. Very frequent gifts can be misunderstood and should be avoided. Giveaways, gifts and invitations extended to companions and/or that do not fit the premises expressed in this Code and the criteria and limits set forth in the Corporation's Anti-Corruption Policy shall be refused and returned to the sender, informing the Suzano's conduct with respect to this practice. Suzano's decision-making processes shall not include any benefit or advantage offered, such as gifts, courtesies, entertainment, philanthropic donations and hospitality benefits.

•	The Corporation’s employees may not engage in outside activities, such as consulting or holding positions in organizations with conflicting interests or doing business with Suzano.

•	Corporate, personal or spousal or family relationships with Suzano suppliers or competitors are also not accepted if the position held by the employee or manager confers on him or her the power to influence transactions or allow access to confidential information.

•	The employee who holds positions (paid or unpaid) in external entities and also the employee who has a spouse or family member who works at Suzano or who works with competitors, suppliers, customers, governmental agencies or non-profit institutions that relate to the Corporation shall, as early as possible, communicate the fact in writing (by means of the Conflict of Interest Statement Form) to the immediate leadership, who will evaluate any conflicts of interest together with the Human Resources Department, and if applicable, the Ethics Area and Ombudsman.

•	In the event of a possible conflict of interest, the Corporation's directors must also report the fact to the Ethics department and Ombudsman for the appropriate analyzes and resolutions with the Statutory Audit Committee.

•	Representatives, suppliers and service providers must also do so formally (in writing), in this case directly to the contract manager.

•	The organization does not allow maintaining or employing any parents or relatives by affinity in functions in which there is a direct hierarchical relationship, in interdependent or related functions, or in response to the same immediate superior.

•	The Corporation's manager, supplier, service provider or representative must promptly declare himself/herself conflicted and prevented from participating in the ongoing discussion or even voting on the matter in which he/she has a conflict of interest, including withdrawing from a possible meeting where the discussion is taking place, thus ensuring the proper independence and transparency of the process.

•	Situations that may lead to conflicts of interest not explained in this Code must be reported to the immediate leadership for proper guidance.

Area:	OMBUDSMAN
Scope:	SUZANO S/A	Code:	MAN.
Type of Document:	GUIDE	Review:	1.0
Title:	CODE OF CONDUCT	Date:	07/22/2019

•	We immediately communicate to our superiors any business act or transaction under our responsibility involving corporations where our Relatives work.

•	We communicate to our superiors any interests in corporations held by us or our Relatives and friends, as well as commercial, financial or economic interests that may generate Conflict of Interest.

•	It is important to formalize in writing any conflicts of interest that involve relationships with employees or relatives with Suzano or who work with competitors, suppliers, customers, governmental agencies or non-profit institutions that relate to the Corporation, using the form available at intranet.

•	We do not hire or encourage the hiring of Relatives or any person with whom we maintain a personal relationship as a subordinate or service provider, without informing our immediate superior and the human resources department in advance.

•	We act with utmost caution and care when dealing with information and facts whose disclosure could damage Suzano S.A's image.

•	Suzano respects the legislation and the authorities of all levels of government.

•	Whenever a claim is filed by a government representative, including inspection proceedings, the direct or indirect employee must submit it to the Legal Area prior to any referral. If a "search warrant" is filed to a direct or indirect employee, he or she must cooperate, however, by immediately contacting the Legal Area for prior guidance on how to proceed and for appropriate assistance.

•	The submission of information must be complete, prompt and sufficient to clarify the issue, in order to comply strictly with applicable standards. Consideration should be given to whether the information provided is "confidential" and that appropriate measures have been taken to protect its confidentiality. The Corporation's Legal Management must be consulted to provide the necessary assistance.

•	Whether through its direct or indirect employees, managers, representatives, suppliers and service providers, Suzano prohibits making payment as bonuses or offering any advantage, gifts or hospitality to public or government employees, as well as their representatives, to expedite licenses, routine services or administrative actions, as well as to obtain favorable decisions of any nature to the Corporation or to obtain particular advantages.

•	Employees must not use Suzano's name in dealing with personal matters of any kind in their relationship with the government.

Exhibit 11.1

Area:	OMBUDSMAN
Scope:	SUZANO S/A	Code:	MAN.
Type of Document:	GUIDE	Review:	1.0
Title:	CODE OF CONDUCT	Date:	07/22/2019

•	We treat conflicts of an ethical nature and misconduct with absolute confidentiality from the opening of the report until its investigation and conclusion.

•	We deal with appropriate confidentiality with strategic information about our suppliers, customers, service providers and business partners.

•	We maintain a healthy relationship with our stakeholders and know the limits and guidelines for exchanging or providing gifts, donations, meals, entertainment or travel. For more information, see the current Anti-Corruption Policy.

•	The building and strengthening of Suzano's image and reputation are also achieved through our dialogue and behavior with the people with whom we relate. For this purpose, our actions inside and outside the Corporation must always be in line with Suzano's principles and values.

•	Suzano's image and reputation management must follow the position defined by the Board of Directors, under the guidance of Corporate Brand and Communication management.

•	Suzano works to establish a harmonious and honest relationship with the communities in which it operates, respecting the well-being of the people living in its surroundings and respecting sustainable local development.

•	Investment in social, cultural and environmental projects must be guided by the actual demands of the communities, in addition to being aligned with the Corporation's guidelines and internal policies, so as to fully comply with projects effectively committed to promoting social inclusion, improving quality of life and environmental conservation.

•	Charitable, support or sponsorship contribution to influence business decisions or to meet direct or indirect personal benefits of any kind is prohibited.

3.3. Equality

We treat with respect, dignity and attention all those with whom we relate inside or outside Suzano S.A.

•	We value diversity without discrimination of any kind, race, color, political belief, gender, religion, gender, sex, sexual orientation, age, place of birth and disability, among others.

Exhibit 11.1

Area:	OMBUDSMAN
Scope:	SUZANO S/A	Code:	MAN.
Type of Document:	GUIDE	Review:	1.0
Title:	CODE OF CONDUCT	Date:	07/22/2019

•	In recruitment, selection and promotion processes, candidates must be evaluated solely for their skills and conditions of meeting the job expectations, and decisions based on prejudice, favoritism or even privileges of any kind will not be accepted.

•	We guarantee equal opportunities and seek to develop lasting and quality relationships based on mutual respect and trust.

•	We operate with transparency and agility in our relationship with our stakeholders, honoring our commitments.

•	We disapprove of any form of embarrassment and intimidation, such as verbal, physical or psychic violence, as well as any forms of harassment that are unacceptable and will be punished.

•	We ensure free expression of thought at all levels.

•	We encourage creativity and innovation by encouraging the exchange of experiences and the sharing of ideas and challenges.

•	We value the safety of people, facilities and processes, well-being at work, health and care for the environment.

•	All employees must report potential safety, health or environmental hazards, whether direct or indirect employee, as well as the suppliers and service providers must be familiar with health, safety and environmental policies, procedures and practices and comply with them rigorously, and in emergency situations, must inform management, and only official spokespersons must communicate the fact to communities and authorities.

•	The evaluations of our employees are based on meritocracy, consistent deliveries and adherence to our directors. These are addressed privately to the person himself, thus avoiding the spread of opinions that may damage their image.

•	In recruitment, selection and promotion processes, candidates must be evaluated solely for their skills and conditions of meeting the job expectations, and decisions based on prejudice, favoritism or even privileges of any kind will not be accepted.

•	The building and strengthening of Suzano's image and reputation are also achieved through our dialogue and behavior with the people with whom we relate. For this purpose, our actions inside and outside the Corporation must always be in line with Suzano's directors.

Exhibit 11.1

Area:	OMBUDSMAN
Scope:	SUZANO S/A	Code:	MAN.
Type of Document:	GUIDE	Review:	1.0
Title:	CODE OF CONDUCT	Date:	07/22/2019

3.4. Transparency

Our relationships are conducted clearly and truthfully.

•	We maintain permanent communication and we are true and objective in disclosing information to society and the press.

•	We are aware of Suzano S.A.'s conduct in promoting open, loyal and constructive dialogue with employers 'and workers' representative bodies, based on the principles of freedom of association and respect for plurality of ideas.

•	Contacts with the Press will be promoted exclusively by spokespersons designated by the Corporation, with guidance from the Communication area. It is therefore prohibited for unauthorized persons to contact or provide information to the Press on behalf of Suzano.

•	Use and protection of the Corporation's properties:

•	Suzano's properties, equipment, facilities and other assets are made available to its employees, third parties, managers and representatives appointed by it for their exclusive use in the Corporation's operations and formally approved by the manager or responsible sector.

•	It is everyone's responsibility to ensure the proper use and conservation of the Corporation's assets placed under their custody.

•	Electronic systems and computer resources are available to direct and indirect employees, managers, representatives, suppliers or service providers for the proper performance of their duties.

•	Specifically regarding the use of the Internet, its access through the computer resources connected to the Corporation's network is primarily intended for Suzano's purposes. If its use for personal purposes is really necessary, it must occur with extreme moderation, always respecting the rules, policies and procedures of the Corporation and never undermining the proper conduct of activities. Suzano's use of electronic mail is intended solely for corporate purposes and is related to the activities of the direct or indirect employee, supplier, service provider, manager or representative designated by the Corporation and must be used in accordance with internal procedures established in related documents, such as the Information Security Policy.

•	The exchange, redemption, storage, use of obscene, pornographic, violent, discriminatory, racist or defamatory content that violates any individual or entity and is contrary to Suzano's policies and interests is prohibited.

•	The password for access to systems is for personal use only, and is not allowed to be granted to third parties, even to a co-worker.

Exhibit 11.1

Area:	OMBUDSMAN
Scope:	SUZANO S/A	Code:	MAN.
Type of Document:	GUIDE	Review:	1.0
Title:	CODE OF CONDUCT	Date:	07/22/2019

•	Any types of software and programs must not be copied or installed on Corporation computers without the prior authorization of the information technology area.

•	Intellectual property, including patents, trademarks, know-how, technical data, process and market information, and other items that would benefit competitors if they were aware are a strategic asset for Suzano.

•	The result of the intellectual, scientific work and strategic information generated by the Corporation are the exclusive property of Suzano.

•	All direct and indirect employees, suppliers, service providers, managers and representatives of the Corporation are responsible for treating in confidentiality information about intellectual property to which they have access as a result of their work, using it carefully. Disclosure of this information is not permitted without the express authorization of the Corporation's management.

•	Similarly, the intellectual property or copyrights of third parties must be strictly respected, such as unauthorized copying of copyrighted printed materials, unauthorized use of photos and testimonials of persons in institutional materials, or otherwise the use of illegal or pirated software on Corporation equipment is prohibited.

3.5. Professional Appreciation

We seek to create a healthy work environment that stimulates people's development and recognition for their performance.

•	We are selected and promoted based on our qualifications and competencies, always evaluated in relation to the position or function to be performed.

•	We do not accept the exploitation of forced or compulsory labor, child labor or any other form of exploitation in violation of the human dignity.

3.6. Sustainable Development

Our decisions seek economic efficiency, basing our actions on the balance between social and environmental aspects.

•	The Corporation does not accept or support any initiative related to processes designed to conceal or legitimize unlawful financial funds.

•	We seek to consciously use the natural resources.

•	We seek to maintain respectful and cooperative relationships with consumers, communities, suppliers, governments and all parties involved with Suzano S.A's activities.

Exhibit 11.1

Area:	OMBUDSMAN
Scope:	SUZANO S/A	Code:	MAN.
Type of Document:	GUIDE	Review:	1.0
Title:	CODE OF CONDUCT	Date:	07/22/2019

•	We act in accordance with the rules and principles of free competition, effective in the various locations where the Corporation operates, refraining from exchanging sensitive information with competitors that may affect free competition or result in abuse of economic power.

•	It is not allowed to obtain confidential information, such as market information on a unlawful basis;

•	Suzano reserves the right to terminate a business relationship with a customer or any other interested party whenever there is a loss of interest or disregard for legal, social, tax or integrity issues, which may cause damages to the environment, or endanger the health and safety of people.

•	We invite Suzano suppliers to know the Corporation's directors and act in accordance with the principles of this Code. It is the responsibility of suppliers and service providers to diligently and appropriately instruct their employees, agents and subcontractors regarding the guidelines of this Code, as well as with respect to the Corporation's specific policies and standards, in order to prevent misconduct.

•	The supplier or service provider shall, at Suzano's request, provide proof of compliance with the obligations set forth in this Code.

•	We encourage the exercise of citizenship and voluntary action in the communities in which we operate.

•	We respect the culture and tradition of the communities in which we operate, identifying yearnings and potentialities, and jointly contributing to the promotion of actions that lead to territorial development and the improvement of their local quality of life.

•	Through our actions, we work to preserve the environment, maintain the health of ecosystems and the environmental services they provide.

•	We support policies and practices that promote the sustainable development of the Country and social welfare.

•	We encourage the adoption of good social and environmental responsibility practices by our partners, suppliers and customers.

•	The corporation does not accept or support any initiative related to processes designed to conceal or legitimize unlawful financial funds. For more information, see the Anti-Corruption Policy.

Exhibit 11.1

Area:	OMBUDSMAN
Scope:	SUZANO S/A	Code:	MAN.
Type of Document:	GUIDE	Review:	1.0
Title:	CODE OF CONDUCT	Date:	07/22/2019

4 – CODE OF CONDUCT MANAGEMENT

Suzano Code of Conduct management seeks:

•	To ensure understanding of Suzano S.A's ethical principles.

•	To promote the wide dissemination of the document to all Suzano S.A employees and service providers, customers and suppliers.

•	To provide appropriate treatment for ethical conflicts and misconduct.

•	The Suzano Code of Conduct is updated every 2 years, and is the responsibility of the Conduct Management Committee, as well as the submission of inclusions and improvements proposed by all of Suzano S.A.

•	Suzano S.A's Boards of Directors are in charge of approval of the Suzano Code of Conduct and its updates.

•	Any reports or complaints regarding non-compliance with the Suzano Code of Conduct may be sent to the External Ombudsman and will follow the procedure below, and the whistleblower, when identified, will be informed of the progress of the proceeding.

•	We manage the consequences of behavior contrary to Suzano S.A's values in a clear and transparent manner. For more information, see the current Policy.

•	Retaliation or reprisals are acts harmful to people who, in good faith, reported a concern or assisted in an investigation. In this sense, we reaffirm our commitment to the Ombudsman Channel by combating these practices. For more information, see the current Policy.

4.1. Conduct Management Committee

It is a consultancy and advisory body to the Audit Committee and also to the Executive Board of Suzano S.A., the purpose of which is to reaffirm the ethical principles aimed at promoting the evolution of the corporate governance model in dealing with the professional attitude and good practices of internal conduct and fostering the transparency in professional relations, which are defined in the document “Regulations of the Conduct Management Committee”.

4.2. Code violations and consequence management

The existence of standards, policies and rules is an essential condition for a successful corporation. The leadership is in charge of encouraging its teams to always comply with such standards, policies and rules and to act according to the organization's ethical standards of conduct, and to ensure that they are followed for the harmonious and efficient functioning of the organization. Deviations, non-compliance or violations may lead to disciplinary action which, when applied, must serve as an educator and culture-shaping element.

Exhibit 11.1

Area:	OMBUDSMAN
Scope:	SUZANO S/A	Code:	MAN.
Type of Document:	GUIDE	Review:	1.0
Title:	CODE OF CONDUCT	Date:	07/22/2019

Occurrences of code violation:

•	Failure to comply with the rules set forth herein, as well as with other Corporation policies and standards, and violate the laws applicable to Suzano's business in the locations where it operates;

•	Failure to comply with violations of the laws, ethics, moral and premises set forth in the Code, not taking appropriate actions when aware of or suspected irregularities or not reporting the situation to the appropriate sectors and channels;

•	Manipulate or defraud information in order to conceal violations of the laws, ethics, moral and assumptions set forth in the Code of which it is aware;

•	Use the Corporation's Ombudsman in bad faith, reporting untruths in an attempt to harm third parties.

•	Retaliate against those who have reported in good faith, whether to the Ombudsman or other sectors of Suzano, conduct misaligned with the Code, the Corporation's values, its internal policies and rules and applicable laws.

4.3. Disciplinary measures

It is the application of measures/penalties, due to violation of conduct of the by-laws, the Code of Conduct and/or other form of written or oral guidance, provided that it is in accordance with the law and good customs under the Current Disciplinary Measures Policy.

5 – EXTERNAL OMBUDSMAN

It is an additional channel for the forwarding of reports or complaints, and anonymity is guaranteed, if the whistleblower so wishes, through a telephone exchange or the Internet, coordinated by an external firm specifically engaged for this purpose.

Reports submitted by the External Ombudsman are processed and a report is sent to the Conduct Committee.

•	Phone in Brazil: 0800 771 4060

•	Foreign Phones: see specific number on website

•	Email: ouvidoriaexterna@austernet.com.b

•	Website: www.suzano.com.br, link “Ombudsman”

Exhibit 11.1

Area:	OMBUDSMAN
Scope:	SUZANO S/A	Code:	MAN.
Type of Document:	GUIDE	Review:	1.0
Title:	CODE OF CONDUCT	Date:	07/22/2019

6 – UNDERTAKING

I have received the Suzano Code of Conduct and, after reading and understanding its contents, I agree to the principles and guidelines contained therein and undertake to follow such principles and guidelines in my professional activities, and to ensure that they are followed by all others to whom it applies. All updates deemed necessary by the Conduct Committee will be automatically incorporated into the Suzano Code of Conduct and followed by me. If you do not accept these updates, I will express my disagreement in writing to the Ethics Area and Ombudsman.

____________ ,____ _____________ 20___

________________________________________

Employee Signature

Name:_________________________________

Corporation:______________________________

Area:__________________________________

Note: Send the duly completed and signed undertaking to the Human Resources area of your Unit.